TRACK DATA CORPORATION

                                 56 Pine Street
                               New York, NY 10005


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 26, 2000


To  the  Stockholders  of  Track  Data  Corporation:

     The Annual Meeting of Stockholders of Track Data Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, October 26, 2000, for the following purposes:

(1) To elect six Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2) To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ended December 31, 2000; and

(3) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 1999 and for the six months ended June 30, 2000 and 1999 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on September 1, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.


New York, New York                    By Order of the Board of Directors,
September 6, 2000


                                      Martin Kaye
                                      Secretary



     All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.



                             TRACK DATA CORPORATION
                                 56 PINE STREET
                            NEW YORK, NEW YORK 10005


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Track Data Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York, 11217, Fifth Floor Conference Room, at 10:00 A.M. on Thursday, October 26, 2000 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about September 6, 2000 to all stockholders of record on September 1, 2000 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies for the election of the six nominees for director named herein and for the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 27,869,480 votes, or approximately 44% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                            VOTING  SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 63,942,363 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of July 31, 2000, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and
(iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 56 Pine Street, New York, New York 10005.

                                        Shares Owned Beneficially (1)
Name                                    No. of Shares      % of Class
--------------------------------------  --------------     -----------

Barry Hertz (2)                            28,041,480        43.7%

Morton Mackof (3)                             733,200         1.1%

Martin Kaye (4)                               200,000          *

Alan Schnelwar (5)                            210,000          *

Jack Spiegelman (6)                            84,000          *

E. Bruce Fredrikson (4)
Syracuse University
School of Management
Syracuse, NY 13244                             89,000          *

Isaac Schlesinger
Bishop Rosen & Co., Inc.
New York, NY  10006                            15,000          *
Stanley Stern (7)                              78,000          *
All Officers and Directors as a Group
(eight persons)(2)(3)(4)(5)(6)(7)          29,450,680        45.5%

 ---------------
* = less than 1%

(1) Except as noted otherwise, all shares are owned beneficially and of record. Based on 63,942,363 shares outstanding.

(2) Consists of 25,794,132 shares owned by Mr. Hertz, 1,892,400 shares owned by Trusts established in the names of Mr. Hertz's children and 94,948 shares held by a family LLC managed by Mr. Hertz who owns 8% of such LLC. Mr. Hertz disclaims beneficial interest in shares owned by the Trust and 92% of the family LLC not owned by him. Also includes 260,000 options which are presently exercisable under the Company's Stock Option Plans.

(3) Consists of 67,200 shares owned of record and 586,000 shares held in the Track Data Phantom Unit Trust ("TD Trust") to be released upon his termination of association with the Company, or earlier with approval of the Board of Directors. Also includes 80,000 options presently exercisable owned by Third Millennium Technology, Inc., a corporation controlled by Mr. Mackof.

(4) Consists of shares issuable upon the exercise of presently exercisable options granted under the Company's Stock Option Plans.

(5) Consists of 30,000 shares owned of record and 180,000 options presently exercisable under the Company's Stock Option Plans.

(6) Consists of 4,000 shares owned by his wife as to which Mr. Spiegelman disclaims beneficial interest and 20,000 options presently exercisable under the Company's Stock Option Plans.

(7) Consists of 13,000 shares owned of record, 45,000 shares held in the TD Trust to be released upon his termination of association with the Company, or earlier with approval of the Board of Directors and 20,000 options presently exercisable under the Company's Stock Option Plans.


                         ITEM I.  ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election of Barry Hertz, Martin Kaye, Dr. E. Bruce Fredrikson, Isaac Schlesinger, Jack Spiegelman and Stanley Stern to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.


Directors and Executive Officers of Registrant

Officers  and  Directors

     The officers and directors of the Company are as follows:



       Name           Age  Position
-----------------     ---  --------
Barry Hertz            50  Chairman of the Board, Chief Executive Officer

Martin Kaye            53  Executive Vice President, Chief Financial Officer,
                           Secretary and Director

Stanley Stern          50  Senior Vice President - Customer Relations, Director

E. Bruce Fredrikson    62  Director

Iassc Schlesinger      53  Director

Jack Spiegelman        61  Director



     On March 31, 1996, Track Data Corporation ("Track") merged (the "Merger") into Global Market Information, Inc. ("Global"). Upon consummation of the Merger, the name Global was changed to Track Data Corporation ("TDC" or the "Company").

     Barry Hertz has served as the Company's Chairman and Chief Executive Officer since its inception. In April 1994 he was elected Secretary of the Company and served until August 1994. Mr. Hertz also founded Track in 1981. He was Track's sole owner and its Chief Executive Officer until its merger with Global. He holds a Masters degree in Computer Science from New York University
(1973) and a B.S. degree in Mathematics from Brooklyn College (1971). Mr. Hertz is also Chairman of Innodata Corporation ("Innodata"), a public company co-founded by Mr. Hertz, of which TDC is a principal stockholder, and which is a global outsourcing provider of Internet and on-line digital content services.

     Martin Kaye has been Executive Vice President, Chief Financial Officer and Director of the Company since April 1994. He was elected Secretary of the Company in August 1994. Mr. Kaye is a certified public accountant and has served as Chief Financial Officer of Innodata since October 1993 and was appointed as a Director in March 1995. He had been an audit partner with Deloitte & Touche LLP for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

     Stanley Stern has been Senior Vice President - Customer Relations since June 2000 and a Director of the Company since May 1999. He previously served as Director from April 1994 until his resignation in September 1997. He was chief operating officer of Track, and in predecessor positions, for more than five years. Since the Merger, he was Executive Vice President of TDC until his resignation in December 1996. From January 1998 through May 2000, Mr. Stern had been Chief Operating Officer of Integrated Medical Technologies, Inc., an Internet-based provider of medical services information. Mr. Stern holds a B.B.A. from Baruch College (1973). He is also a director of Innodata.

     Dr. E. Bruce Fredrikson has been a Director of the Company since June 1994. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. Dr. Fredrikson has a B.A. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. He serves as director of Eagle Finance Corp., a company which acquires and services non-prime automobile installment sales contracts. He is also an independent general partner of Fiduciary Capital Partners, L.P. and Fiduciary Capital Pension Partners, L.P. He is also a director of Innodata.

     Isaac Schlesinger has been a Director of the Company since July 2000.
Since 1975, Mr. Schlesinger has been a managing director and senior officer of Bishop, Rosen & Co., Inc., members of the New York and American Stock Exchanges, a retail and institutional brokerage firm. He also serves as C.R.O.P, S.R.O.P, M.P. and chief financial officer. Mr. Schlesinger received a BA in Comparative Literature from Brooklyn College (1977). He is also a director of Innodata.

     Jack Spiegelman has been a Director of the Company since April 1996. Mr. Spiegelman has been President of Track Securities Corp. since December 1983. From February 1996 to June 1997, he was a Senior Vice President of J. W. Genesis Securities, Corp. and prior thereto for more than five years was a Senior Vice President of Fahnestock & Company, Inc. Mr. Spiegelman holds a B.A. in economics from Brooklyn College (1963).

     Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board. There are no family relationships among directors or officers.


Compliance With Section 16(a) of the Securities Exchange Act of 1934


     The Company believes that during the period from January 1, 1999 through December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


Meetings  of  the  Board  of  Directors

     The Board of Directors held four meetings during the year ended December 31, 1999. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period.

     The Company's Audit Committee was comprised of Dr. Fredrikson and Mr. Stern. In July 2000, Mr. Schlesinger was named to the Audit Committee to replace Mr. Stern. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussion with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee met separately once during 1999. The Board of Directors does not have a Compensation or Nominating Committee.


Executive Compensation

     The following table sets forth information with respect to compensation paid by the Company for services to it during the three fiscal years ended December 31, 1999 to the Company's Chief Executive Officer and to the executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000.


                           Summary Compensation Table


                                                               Number
                                                              of Stock
                        Fiscal    Annual                       Options
Name and Position        Year     Salary    Bonus    Total     Awarded
-----------------      --------  --------  -------  -------   -------

Barry Hertz              1999    $375,000     -     $375,000  200,000
Chairman, CEO            1998     375,000     -      375,000  160,000
                         1997     350,000     -      350,000        -
Alan Schnelwar*          1999    $200,000     -     $200,000  120,000
Senior Vice President    1998     190,000     -      190,000  100,000
                         1997     180,000     -      180,000  102,000

     * Mr. Schnelwar resigned as an officer in June 2000.



     The above table does not include certain insurance and other personal benefits, the total value of which does not exceed $50,000 or 10% of such person's cash compensation.


                        Option Grants In Last Fiscal Year
                                Individual Grants


                           Percent of                      Potential Realized
                          Total Options                     Value at Assumed
                           Granted to                        Annual Rates of
                Number of  Employees   Exer-    Expira-    Stock Appreciation
                 Options   in Fiscal   cise      tion        for Option Term
     Name        Granted     Year      Price     Date         5%         10%
     ----        -------     ----      -----     ----         --         ---

  Barry Hertz     200,000     12%      $1.50    1/2004     $82,800    $183,000
 Alan Schnelwar   120,000      7%      $1.50    1/2004     $49,680    $109,800



                 Aggregate Option Exercises In Last Fiscal Year;
                          Fiscal Year End Option Values



                                           Number of           Value of
                                          Unexercised       Unexercised In-
                                       Options at Fiscal   the-Money Options
                  Shares                   Year End       at Fiscal Year End
               Acquired on     Value      Exercisable/       Exercisable/
  Name           Exercise    Realized    Unexercisable      Unexercisable
-------         ----------  ----------  ---------------  -------------------

Barry Hertz        258,536   $536,506   80,000/280,000   $755,200/$2,493,200

Alan Schnelwar     100,000   $460,647   50,000/170,000   $472,000/$1,514,800



There are no employment agreements, stock appreciation rights or long-term incentive plans.

Directors  Compensation

     During 1999, Dr. Fredrikson and Mr. Stern (until he became an officer of the Company in June 2000) are compensated at the rate of $1,250 and $833 per month, respectively, plus out-of-pocket expenses for each meeting attended. No other director was compensated for his services as director. Messrs. Fredrikson and Stern received options to purchase 7,000 and 5,000 shares, respectively, as compensation for their services.


Compensation  Committee  Interlocks  and  Insider  Participation

     For the Company's fiscal year ended December 31, 1999, Messrs. Hertz, Schnelwar and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee). Mr. Hertz is Chairman of Innodata and Mr. Kaye is chief financial officer and a director of Innodata. Messrs. Fredrikson, Mackof and Stern are also directors of Innodata.


Board Report on Executive Compensation

     The following is the Board's compensation policy: The Board of Directors (the "Board") is responsible for determining the annual salary, short-term and long-term incentive compensation, stock awards and other compensation of the executive officers. In its deliberations regarding compensation of executive officers for 1999 and thereafter, the Board considered the following factors:
(a) Company performance, both separately and in relation to similar companies,
(b) the individual performance of each executive officer, (c) compensation and stock award information disclosed in the proxy statements of other companies,
(d) historical compensation levels and stock awards at the Company, (e) the overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent and (f) the recommendations of management. After reviewing the foregoing factors, the Board determined to make a small upward adjustment to the compensation levels of the prior year.



                          STOCK PRICE PERFORMANCE GRAPH

     The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Track Data Corporation on August 11, 1994 (initial public offering date) through its fiscal years ended December 31, 1994, 1995, 1996, 1997, 1998 and 1999 to the Nasdaq Market Index and the Industry Index for SIC Code 7375, Information Retrieval Services.



                               [GRAPHIC OMITED]



            INFORMATION PROVIDED BY MEDIA GENERAL FINANCIAL SERVICES.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company guarantees a mortgage on real estate owned by a partnership controlled by Mr. Hertz and members of his family. At December 31, 1999, such mortgage provided for interest at 10% per annum and had a balance of $1,470,036. The Company leases its office facilities in Brooklyn, NY from family partnerships controlled by Mr. Hertz. The annual rental is approximately $540,000.

     In July 1998, the Company entered into a software development agreement with Third Millennium Technology, Inc. ("TMT"), a corporation controlled by Morton Mackof, a director of the Company. The agreement is for an initial period of two years and is renewable annually thereafter unless cancelled. In connection with the agreement, the Company granted TMT a five year option to purchase 120,000 shares of its common stock at $1.00 per share, exercisable 60,000 at the end of each of the first two anniversaries. The Company may terminate this agreement after two years by paying $40,000 plus continuation of fees provided in the contract for a third year. The Company has provided notice of such termination. The monthly fees paid to TMT consist of a declining scale fee per user of the Company's myTrack service. Additional fees are payable in connection with revenues from online trading. Fees paid to TMT under this agreement and for other consulting services totaled $101,550 and $98,132 in 1999 and 1998, respectively.

     In April 1999, the Company began to offer online trading through its myTrack service utilizing Track Securities Corporation ("TSC") as its broker-dealer. TSC is a broker-dealer owned and operated by Jack Spiegelman, a director of the Company. The Company is licensing its myTrack trading system to a subsidiary of TSC. The Company is receiving $2.25 per trade pursuant to the agreement. In addition, TSC pays a share of the marketing and advertising costs incurred by the Company. Further, Mr. Spiegelman has a five-year consulting agreement with the Company pursuant to which he is to be paid an annual fee of the greater of $50,000 or 5% of the after-tax earnings, if any, from trading activities. The Company has obtained its broker-dealer license and intends to terminate the relationship with TSC and transition the trading accounts from TSC to the Company's broker-dealer. During 1999, TSC paid the Company license fees totaling $590,000 and a share of marketing and advertising cost totaling $571,000.


          ITEM II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Grant Thornton LLP also served as the Company's auditors for the fiscal years ended December 31, 1999, 1998, 1997 and 1996. It is expected that a representative of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from stockholders.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR RATIFICATION OF THE
  ------------------------------------------------------------------------------
           APPOINTMENT OF GRANT THORNTON LLP  AS INDEPENDENT AUDITORS
           ----------------------------------------------------------


                                  VOTE REQUIRED

     The affirmative vote of a majority of the votes cast at the Annual Meeting, assuming a quorum is present, is required to elect directors and to approve the selection of auditors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 27,869,480 votes, or approximately 44% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                             EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                            PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before May 21, 2001 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.


                                  OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



New York, New York                    By Order of the Board of Directors
September 6, 2000


                                      Martin Kaye, Secretary





                                                                           PROXY

                             TRACK DATA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Track Data Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, October 26, 2000, and hereby appoints Barry Hertz and Martin Kaye, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

1.  Election  of  Directors:

     /  /   For all nominees listed below     /  /   Withhold authority
            (except as indicated)                    to vote for all
                                                     nominees listed below

To withhold authority for any individual nominee, strike through that nominee's name in the list below.

     Barry  Hertz       Martin  Kaye              Jack  Spiegelman
     Stanley  Stern     E.  Bruce  Fredrikson     Isaac  Schlesinger


2. Ratification of the selection of Grant Thornton LLP as independent auditors:

     /  / For      /  / Against       /  / Abstain


THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

     Dated:,  2000

     Signature(s)  of  Stockholder

     (Title,  if  appropriate)

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.